UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2022 (January 31, 2022)

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Elm Street, Stamford, Connecticut  06902
(Address and zip code of principal executive offices)

203-578-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Series G Non-Cumulative Perpetual Preferred Stock	WBS-PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective January 31, 2022 (the “Closing Date”), Webster Financial Corporation, a Delaware corporation (“Webster”), completed its previously announced merger with Sterling Bancorp, a Delaware corporation (“Sterling”), pursuant to the Agreement and Plan of Merger, dated as of April 18, 2021 (the “Merger Agreement”), by and between Webster and Sterling.

Pursuant to the Merger Agreement, (i) on the Closing Date, Sterling merged with and into Webster, with Webster continuing as the surviving corporation (the “Merger”), and (ii) following the Merger, on February 1, 2022, Sterling National Bank, a national bank and a wholly-owned subsidiary of Sterling, merged with and into Webster Bank, National Association, a national bank and a wholly-owned subsidiary of Webster (“Webster Bank”), with Webster Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $0.01 per share, of Sterling (“Sterling Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Webster and Sterling, was converted into the right to receive 0.4630 of a share (the “Exchange Ratio” and such shares, the “Merger Consideration”) of common stock, par value $0.01 per share, of Webster (“Webster Common Stock”).  Each holder of shares of Webster Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Webster Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.  Pursuant to the Merger Agreement, at the Effective Time, each share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of Sterling (“Sterling Preferred Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive a share of 6.50% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of Webster (“Webster Series G Preferred Stock”).  In addition, at the Effective Time, each outstanding Sterling depositary share representing a 1/40th interest in a share of Sterling Preferred Stock was converted into a Webster depositary share representing a 1/40th interest in a share of Webster Series G Preferred Stock (each, a “Webster Depositary Share”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Sterling equity award granted under Sterling’s equity compensation plans, other than unvested Sterling restricted stock awards held by non-employee directors, was converted into a corresponding award with respect to Webster Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio.  Each such converted Webster equity award continues to be subject to the same terms and conditions as applied to the corresponding Sterling equity award immediately prior to the Effective Time, except that, in the case of Sterling performance awards, the number of shares underlying the converted Webster equity award was determined with any performance goals deemed satisfied at the higher of the target level of performance and actual performance through the latest practicable date prior to the Effective Time.  At the Effective Time, each outstanding unvested restricted stock award held by a non-employee director of Sterling vested and was converted into the right to receive the Merger Consideration in respect of each share of Sterling Common Stock subject to such Sterling restricted stock award immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 90 million shares of Webster Common Stock.  The issuance of shares of Webster Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-257035) filed by Webster with the Securities and Exchange Commission (the “Commission”) and declared effective on July 8, 2021 (the “Registration Statement”).  The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, on the Closing Date, Webster assumed Sterling’s obligations with respect to:  (i) $274 million in aggregate principal amount of 4.00% fixed-to-floating rate subordinated notes due 2029 (the “2029 Notes”) issued by Sterling on December 16, 2019, and (ii) $225 million in aggregate principal amount of 3.875% fixed-to-floating rate subordinated notes due 2030 (the “2030 Notes” and together with the 2029 Notes, the “Notes”) issued by Sterling on October 30, 2020.

The supplemental indenture pursuant to which Webster assumed the Notes, as well as the original indentures pursuant to which the Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act.  Webster agrees to furnish a copy of such indentures to the Commission upon request.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Merger, Webster filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) establishing the powers, preferences, privileges and rights of the Webster Series G Preferred Stock.  The Certificate of Designations became effective on January 31, 2022, immediately prior to the Effective Time.  At the Effective Time, Webster issued 135,000 shares of Webster Series G Preferred Stock to former holders of Sterling Preferred Stock.  The Webster Series G Preferred Stock is collectively represented by 5,400,000 Webster Depositary Shares.  Each holder of a Webster Depositary Share will be entitled to the proportional rights of a share of Webster Series G Preferred Stock represented by the Webster Depositary Share.  The Webster Depositary Shares are evidenced by Receipts issued under the Deposit Agreement, dated as of March 19, 2013 (the “Original Deposit Agreement”), by and among Astoria Financial Corporation, Computershare Shareowner Services, LLC, as Depositary, and the holders from time to time of the depositary receipts described therein, as amended by (i) the First Amendment to Deposit Agreement, dated as of October 2, 2017 (the “First Amendment to the Deposit Agreement”), by and among Sterling, successor in interest to Astoria Financial Corporation, and Computershare Inc. (“Computershare”), successor in interest to Computershare Shareowner Services, LLC, and (ii) the Second Amendment to Deposit Agreement, dated as of January 31, 2022 (the “Second Amendment to the Deposit Agreement” and the Original Deposit Agreement as so amended, the “Deposit Agreement”), by and among Webster, Sterling, Computershare and Broadridge Corporate Issuer Solutions, Inc. Pursuant to the Second Amendment to the Deposit Agreement, Webster assumed the obligations of Sterling and Broadridge assumed the obligations of Computershare under the Deposit Agreement.

Webster Series G Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with Webster’s 5.25% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, and liquidation value per share of $25,000 (“Webster Series F Preferred Stock”), and (ii) senior to Webster Common Stock and any other class or series of capital stock Webster may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to Webster Series G Preferred Stock as to dividends and distributions upon the liquidation, dissolution or winding-up of Webster (collectively, the “Junior Securities”).

Under the terms of Webster Series G Preferred Stock, with certain limited exceptions, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Webster Series G Preferred Stock and Webster is not in default on its obligation to redeem any shares of Webster Series G Preferred Stock that have been called for redemption, Webster may not (i) declare, pay or set aside dividends or distributions on, or redeem, repurchase or acquire, Webster Common Stock or other Junior Securities during such dividend period or (ii) repurchase, redeem or acquire Webster Series F Preferred Stock during such dividend period, subject to certain limited exceptions.

The foregoing descriptions of the terms of Webster Series G Preferred Stock and the Webster Depositary Shares are qualified in their entirety by reference to the full text of the Certificate of Designations, the Original Deposit Agreement, the First Amendment to the Deposit Agreement, the Second Amendment to the Deposit Agreement and the Form of Global Receipt, which are included as Exhibit 3.3, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement and the Bylaw Amendment (as defined below), as of the Effective Time, the size of the Webster Board of Directors (the “Board”) and the Board of Directors of Webster Bank (the “Bank Board”) was increased to consist of a total of 15 directors, including eight of the directors of Webster as of immediately prior to the Effective Time and seven former directors of Sterling.

Resignation of Directors

In connection with the transactions contemplated by the Merger Agreement, Elizabeth E. Flynn tendered her resignation as a member of the Board and the Bank Board and from all committees of the Board and the Bank Board on which she formerly served, effective as of the Effective Time.  Such resignation was not the result, in whole or in part, of any disagreement with Webster or Webster’s management.  Ms. Flynn’s outstanding Webster equity awards vested in full at the Effective Time in connection with her resignation.

Continued Service of Directors; Election of Directors

The eight directors designated by Webster pursuant to the Merger Agreement and the Bylaw Amendment, each of whom previously served, and continues to serve, as a member of the Board and the Bank Board, in each case effective from and after the Effective Time, are as follows:  John R. Ciulla, William L. Atwell, E. Carol Hayles, Linda H. Ianieri, Laurence C. Morse, Karen R. Osar, Mark Pettie and Lauren C. States.

The seven directors designated by Sterling pursuant to the Merger Agreement and the Bylaw Amendment, each of whom previously served as a member of the board of directors of Sterling and was appointed by the Board and the Bank Board, in each case effective as of the Effective Time, are as follows:  Jack L. Kopnisky, Mona Aboelnaga Kanaan, John P. Cahill, James J. Landy, Maureen B. Mitchell, Richard L. O’Toole and William E. Whiston (each, a “New Director” and, collectively, the “New Directors”).  The sister of Mr. Cahill is employed by Webster and receives compensation from Webster established prior to Mr. Cahill’s appointment to the Board and in accordance with Webster’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions.

In addition, the Board reconstituted the committees of the Board and formed a Technology Committee, in each case effective as of the appointment of the New Directors to the Board, as follows:

Executive	Audit	Compensation	Nominating and Corporate Governance	Risk	Technology
Jack L. Kopnisky (Chair)	E. Carol Hayles (Chair)	Laurence C. Morse (Chair)	Richard L. O’Toole (Chair)	Mark Pettie (Chair)	Mona Aboelnaga Kanaan (Chair)
Mona Aboelnaga Kanaan	Linda H. Ianieri	William L. Atwell	William L. Atwell	Mona Aboelnaga Kanaan	E. Carol Hayles
William L. Atwell	James J. Landy	John P. Cahill	John P. Cahill	James J. Landy	Maureen B. Mitchell
John R. Ciulla	Maureen B. Mitchell	Karen R. Osar	Linda H. Ianieri	Karen R. Osar	Mark Pettie
E. Carol Hayles	William E. Whiston	Richard L. O’Toole	Laurence C. Morse	Lauren C. States	Lauren C. States
Laurence C. Morse				William E. Whiston
Richard L. O’Toole
Mark Pettie

Pursuant to the Merger Agreement, the Bylaw Amendment and the Kopnisky Letter Agreement (as defined below), effective as of the Effective Time, Mr. Kopnisky, the Chief Executive Officer of Sterling prior to the Effective Time, was appointed Executive Chairman of the Board and the Bank Board.

Other than the Merger Agreement and, with respect to Mr. Kopnisky, the Kopnisky Letter Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.  Non-employee members of the Board and the Bank Board will be compensated for such service as described in the proxy statement filed by Webster in connection with its 2021 annual meeting of stockholders on March 19, 2021, and in any information that Webster files with the Commission that updates or supersedes that information.  Biographies of the New Directors can be found in the proxy statement filed by Sterling in connection with its 2021 annual meeting of stockholders on May 26, 2021.

Officer Appointments and Compensatory Arrangements

As of the Effective Time, the Board and Bank Board appointed Luis Massiani as Chief Operating Officer of Webster and Webster Bank.  Other than the Massiani Retention Agreement (as defined below), there are no arrangements between Mr. Massiani and any other person pursuant to which he was selected as Chief Operating Officer, and Mr. Massiani does not have any family relationships among any of Webster’s directors and executive officers or any transactions requiring disclosure under Item 404(a) of Regulation S-K.  The information required by Item 401(e) with respect to Mr. Massiani can be found in the proxy statement filed by Sterling in connection with its 2021 annual meeting of stockholders on May 26, 2021.

At the Effective Time, the retention agreements with each of Mr. Ciulla (the “Ciulla Retention Agreement”) and Glenn I. MacInnes (the “MacInnes Retention Agreement”) previously described in Webster’s Current Report on Form 8-K filed on April 23, 2021 and the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Webster’s Directors and Executive Officers in the Merger” became effective.

In addition, as previously described in the Joint Proxy Statement/Prospectus, Mr. Kopnisky has entered into a letter agreement with Webster (the “Kopnisky Letter Agreement”) and Mr. Massiani has entered into a retention agreement with Webster (the “Massiani Retention Agreement”), in each case with respect to the terms of his service and employment with Webster, respectively, following the consummation of the Merger.  For descriptions of the Kopnisky Letter Agreement and the Massiani Retention Agreement, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Sterling’s Directors and Executive Officers in the Merger.”

The referenced descriptions of the Ciulla Retention Agreement, the MacInnes Retention Agreement, the Kopnisky Letter Agreement and the Massiani Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Ciulla Retention Agreement, the MacInnes Retention Agreement, the Kopnisky Letter Agreement and the Massiani Retention Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Synergy Awards

On February 1, 2022, the Compensation Committee of the Board (the “Compensation Committee”) granted long-term incentive time and performance-vesting restricted share awards of Webster Common Stock (the “Synergy Awards”) to each of Mr. Ciulla, Mr. Kopnisky, Mr. MacInnes and Mr. Massiani, in order to incentivize their efforts to promote the integration of Webster and Sterling.  One-third of the Synergy Awards will be eligible to vest each year, in an amount ranging from 50% to 100% of target, based on achievement of performance metrics in each of the February 1, 2022 through December 31, 2022, January 1, 2023 through December 31, 2023 and January 1, 2024 through December 31, 2024 performance periods and generally subject to the grantee’s continued employment through the annual anniversary of grant immediately following the end of the applicable performance period.

Webster Performance Share Awards

On January 28, 2022, the Compensation Committee analyzed the impact of the Merger on Webster’s long-term incentive program and, contingent on the closing of the Merger, determined the level of achievement of the performance goals based on the actual achievement of performance through the Closing Date for the open performance periods applicable to the outstanding Webster performance share awards (the “Webster Performance Awards”), including those held by the named executive officers of Webster as of immediately prior to the consummation of the Merger.  The Webster Performance Awards will remain subject to the other terms and conditions, including time-based vesting conditions, applicable to such awards as of immediately prior to the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the Merger Agreement, Webster’s certificate of incorporation was amended to increase the number of authorized shares of Webster Common Stock from 200,000,000 shares to 400,000,000 shares (the “Charter Amendment”), effective as of January 31, 2022, immediately prior to the Effective Time.

In connection with the completion of the Merger and in accordance with the Merger Agreement, Webster filed the Certificate of Designations with the Delaware Secretary of State, establishing the Webster Series G Preferred Stock consisting of 135,000 authorized shares.  The Certificate of Designations became effective on January 31, 2022, immediately prior to the Effective Time.  For a description of the Certificate of Designations, see the section in the Joint Proxy Statement/Prospectus entitled “Description of New Webster Preferred Stock.”

In addition, in connection with the completion of the Merger and in accordance with the Merger Agreement, the bylaws of Webster were amended to provide for certain governance arrangements for the combined company and the combined bank (such amendment, the “Bylaw Amendment”), effective as of the Effective Time.

The Bylaw Amendment provides that from and after the Effective Time and until the date of Webster’s 2024 annual meeting of stockholders (the “Expiration Date”), the number of directors that comprises the entire Board and Bank Board will be 15 and no vacancy on the Board or Bank Board created by the cessation of service of a director will be filled by the Board or Bank Board, respectively, and the Board and Bank Board, as applicable, may not nominate any individual to fill such vacancy, unless (i) such individual would be an independent director of Webster or Webster Bank, as applicable (unless such predecessor director was not an independent director), (ii) in the case of a vacancy created by the cessation of service as a Continuing Sterling Director (as defined below), not less than a majority of the Continuing Sterling Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, and (iii) in the case of a vacancy created by the cessation of service of a Continuing Webster Director (as defined below), not less than a majority of the Continuing Webster Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy.  In addition, any appointment pursuant to clauses (ii) and (iii) of this paragraph must be made in accordance with applicable law and the rules of the New York Stock Exchange (or other national securities exchange on which Webster’s securities are listed).  The terms “Continuing Sterling Directors” and “Continuing Webster Directors” mean, respectively, the directors of Sterling and Webster who are selected to be directors of Webster and Webster Bank by Sterling or Webster, as applicable, as of the Effective Time, pursuant to the Merger Agreement (as described above), and any directors of Webster or Webster Bank, as applicable, who are subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to the Bylaw Amendment.

The Bylaw Amendment also provides that as of the Effective Time, Mr. Kopnisky will serve as Executive Chairman of the Board and the Bank Board, Mr. Ciulla will serve as the President and Chief Executive Officer of Webster and Webster Bank and as a member of the Board and the Bank Board and Mr. Atwell will serve as the Lead Independent Director of the Board and the Bank Board.  Effective as of the 24-month anniversary of the Effective Time or any earlier date as of which Mr. Kopnisky ceases for any reason to serve in the position of Executive Chairman (the “Chairman Succession Date”), (i) Mr. Ciulla will be the successor to Mr. Kopnisky as the Chairman of the Board and the Bank Board, and will continue as the President and Chief Executive Officer of Webster and Webster Bank, and (ii) Mr. Kopnisky will cease to serve as a member of the Board and Bank Board and will serve as a strategic consultant to Webster and Webster Bank until the 36-month anniversary of the Effective Time or until such earlier time as of which Mr. Kopnisky ceases for any reason to serve as a consultant.  From the Effective Time until the Chairman Succession Date, the Lead Independent Director of the Board and the Bank Board will be an independent director chosen from among the Continuing Webster Directors.  From and after the Chairman Succession Date until the Expiration Date, the Lead Independent Director of the Board and the Bank Board will be an independent director chosen from among the Continuing Sterling Directors.

In accordance with the Bylaw Amendment, the headquarters and main office of Webster and Webster Bank have been relocated to Stamford, Connecticut.

Prior to the Expiration Date, any amendment to the provisions of the Bylaw Amendment implementing, and any other provision of Webster’s bylaws or other resolution relating to, the governance arrangements described above, will require the affirmative vote of at least 75% of the full Board.

The foregoing summaries and referenced descriptions of the Charter Amendment, the Certificate of Designations  and the Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment, the Certificate of Designations and the Bylaw Amendment, copies of which are filed as Exhibit 3.2, Exhibit 3.3 and Exhibit 3.5, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On February 1, 2022, Webster and Sterling jointly issued a press release announcing the completion of the Merger and the Bank Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)          Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of April 18, 2021, by and between Sterling Bancorp and Webster Financial Corporation (incorporated by reference to Exhibit 2.1 to Webster Financial Corporation’s Form 8-K filed with the Commission on April 23, 2021).

3.1
Fourth Amended and Restated Certificate of Incorporation of Webster Financial Corporation (incorporated by reference to Exhibit 3.1 to Webster Financial Corporation’s Form 8-K filed with the Commission on April 29, 2016).

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Webster Financial Corporation, effective as of January 31, 2022.
3.3	Certificate of Designations of 6.50% Series G Non-Cumulative Perpetual Preferred Stock of Webster Financial Corporation, effective as of January 31, 2022.
3.4	Bylaws of Webster Financial Corporation (incorporated by reference to Exhibit 3.1 to Webster Financial Corporation’s Form 8-K filed with the Commission on March 17, 2020).
3.5	Amendment to Bylaws of Webster Financial Corporation, effective as of January 31, 2022.
4.1
Deposit Agreement, dated as of March 19, 2013, by and among Astoria Financial Corporation, Computershare Shareholder Services, LLC, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.3 to Sterling Bancorp’s Form S-4 filed with the Commission on April 5, 2017 (Commission File No. 333-217153)).

4.2
First Amendment to the Deposit Agreement, effective as of October 2, 2017, by and between Sterling Bancorp (as successor in interest to Astoria Financial Corporation) and Computershare Inc. (as successor in interest to Computershare Shareowner Services LLC) (incorporated by reference to Exhibit 4.4 to Sterling Bancorp’s Form 10-Q filed with the Commission on November 3, 2017 (Commission File No. 001-35385)).

4.3	Second Amendment to Deposit Agreement, dated as of January 31, 2022, by and among Webster Financial Corporation, Sterling Bancorp, Computershare Inc. and Broadridge Corporate Issuer Solutions, Inc.
4.4	Form of Global Receipt (included as Exhibit A of Exhibit 4.3).
10.1	Retention Agreement, dated as of April 18, 2021, by and between Webster Financial Corporation and John R. Ciulla.
10.2	Retention Agreement, dated as of April 18, 2021, by and between Webster Financial Corporation and Glenn I. MacInnes.
10.3	Letter Agreement, dated as of April 18, 2021, by and between Webster Financial Corporation and Jack L. Kopnisky.
10.4	Retention Agreement, dated as of April 18, 2021, by and between Webster Financial Corporation and Luis Massiani.
99.1	Joint Press Release, dated February 1, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

By:	/s/ John R. Ciulla
John R. Ciulla
President and Chief Executive Officer

Dated:  February 1, 2022